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                                                                    EXHIBIT 11.1



                              PEREGRINE SYSTEMS, INC.
                        COMPUTATION OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT FOR SHARE AMOUNTS)

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

                                                                THREE MONTHS ENDED
                                                                    DECEMBER 31,
                                                              --------      --------
                                                                1996          1997
                                                              --------      --------
Diluted:
Net income.................................................   $  1,638      $  2,779
                                                              --------      --------
Weighted average number of shares and equivalent
 shares outstanding:
   Weighted average number of shares outstanding..........      12,904        18,039
   Effect of stock options................................       1,615         2,071
                                                              --------      --------
                                                                14,519        20,110
                                                              --------      --------
Net income per share......................................    $   0.11      $   0.14
                                                              --------      --------
                                                              --------      --------
Basic:
Net income................................................    $  1,638      $  2,779
                                                              --------      --------
Weighted average number of shares outstanding.............      12,904        18,039
                                                              --------      --------
Net income per share......................................    $   0.13      $   0.15
                                                              --------      --------
                                                              --------      --------
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


                                                                NINE MONTHS ENDED
                                                                    DECEMBER 31,
                                                              --------      --------
                                                                1996          1997
                                                              --------      --------
Diluted:
Net income (loss).........................................    $  2,218      $(28,798)
                                                              --------      --------

Weighted  average number of shares and equivalent
 Shares outstanding:
  Weighted average number of shares outstanding...........      12,901        15,510
  Effect of stock options.................................       1,537            -
                                                              --------      --------
                                                                14,438        15,510
                                                              --------      --------
Net income (loss) per share...............................    $   0.15      $  (1.86)
                                                              --------      --------
                                                              --------      --------

Basic:
Net income................................................    $  2,218      $(28,798)
                                                              --------      --------
Weighted average number of shares outstanding.............      12,901        15,510
                                                              --------      --------
Net income (loss) per share...............................    $   0.17      $  (1.86)
                                                              --------      --------
                                                              --------      --------

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